Form Registration No. 333-171250

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
__________________

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-3 REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SOUTHERN MICHIGAN BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)
__________________

Michigan (State or Other Jurisdiction of Incorporation or Organization)	38-2407501 (I.R.S. Employer Identification Number)

51 West Pearl Street Coldwater, Michigan 49036 (517) 279-5500
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Danice L. Chartrand Senior Vice President and Chief Financial Officer 51 West Pearl Street Coldwater, Michigan 49036 (517) 279-5500	Copies to: Charlie Goode Warner Norcross & Judd LLP 900 Fifth Third Center 111 Lyon Street, N.W. Grand Rapids, Michigan 49503-2487 (616) 752-2176
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [  ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

REMOVAL OF SECURITIES FROM REGISTRATION

          This Post-Effective Amendment No. 1 to Form S-3 Registration Statement removes from registration all shares of common stock registered under the Registrant's Form S-3 Registration Statement (No. 33-171520) which remain unsold as of the date hereof. The Registrant has terminated the registered offering of common stock pursuant to such Registration Statement and the Dividend Reinvestment Plan.

          Pursuant to Securities Act Rule 464, this post-effective amendment is effective upon its filing with the Commission.

Item 8.  Exhibits
Exhibit Number	Description

24	Powers of Attorney.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coldwater, State of Michigan, on this 1st day of November, 2012.
SOUTHERN MICHIGAN BANCORP, INC.

By:	/s/ John H. Castle
John H. Castle Chairman of the Board and Chief Executive Officer

          Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
/s/ John H. Castle	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	November 1, 2012
John H. Castle		Date

/s/ Kurt G. Miller	President and Director	November 1, 2012
Kurt G. Miller		Date

/s/ Danice L. Chartrand	Senior Vice President, Chief Financial Officer, Secretary and Treasurer (Principal Financial and Accounting Officer)	November 1, 2012
Danice L. Chartrand		Date

/s/ Dean Calhoun	Director	November 1, 2012
Dean Calhoun*		Date

/s/ John S. Carton	Director	November 1, 2012
John S. Carton*		Date

/s/ H. Kenneth Cole	Director	November 1, 2012
H. Kenneth Cole*		Date

/s/ Gary Hart Haberl	Director	November 1, 2012
Gary Hart Haberl*		Date

/s/ Nolan E. Hooker	Director	November 1, 2012
Nolan E. Hooker*		Date

/s/ Gregory J. Hull	Director	November 1, 2012
Gregory J. Hull*		Date

/s/ Thomas E. Kolassa	Director	November 1, 2012
Thomas E. Kolassa*		Date

/s/ Donald J. Labrecque	Director	November 1, 2012
Donald J. Labrecque*		Date

/s/ Brian P. McConnell	Director	November 1, 2012
Brian P. McConnell*		Date

/s/ Freeman E. Riddle	Director	November 1, 2012
Freeman E. Riddle*		Date

*By	/s/ John H. Castle
John H. Castle, Attorney-in-Fact